UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

 (Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K dated May 28, 2021 amends Item 5.02 of the Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 3, 2021 by Astro Aerospace, Ltd. (the “Registrant”), in order to correctly reflect that Brandon Robinson was appointed as President and a Director of the Registrant.

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officer

In conjunction with the Share Exchange Agreement, on May 28, 2021, Bruce Bent resigned as President of the Registrant and the Board of Directors appointed Brandon Robinson to serve as President and Director of the Registrant.

Brandon Robinson was the co-founder and Chief Executive Officer of Horizon Aircraft, Inc., Mr. Robinson holds a Mechanical Engineering degree from the Royal Military College of Canada, is a CF-18 Fighter Pilot Top Gun graduate, has an MBA from Royal Roads University, and has led more than $400 million in complex engineering projects.

On May 28, 2021, the Registrant entered into an employment agreement with Brandon Robinson to act as President of the Registrant.  The employment agreement shall be for an indefinite period and may be terminated by Mr. Robinson or the Registrant at will.

The annual salary shall be as established by the Board of Directors and in force and effect as at the 28th day of May 2021, which is initially $275,000 and thereafter shall be such other amount as may be determined by the Board of Directors in its review of the annual salary in the fourth quarter of each fiscal year to be effective January 1 of the following year, or as otherwise adjusted during any given calendar year.

From time to time, the Board of Directors may decide to allocate funds based on performance of Mr. Robinson into a management bonus. The timing, amount and other factors involved in such a decision are solely at the discretion of the Board of Directors and the Compensation Committee Chair.

In addition, subject to the approval of the Board of Directors, Mr. Robinson will be granted common stock and/or options. The option will be granted under stock plan (as amended from time to time, the Plan) and related stock option documents. The option will have an exercise price per share equal to the fair market value of one share of common stock on the date of grant, as determined by the Board of Directors. As a condition of receipt of the option, Mr. Robinson will be required to sign standard form of stock option agreement (the Option Agreement) and the option will be subject to the terms and conditions of the plan, the option agreement and the employment agreement. The option will vest over a three-year period from the effective date subject to Mr. Robinson’s continued service.

Mr. Robinson shall also receive medical and dental benefits and any other benefits which may be made available to employees or other executives of the Registrant from time to time during the term of the employment agreement, including but not limited to life or disability insurance and pension benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:       /s/ Patricia Trompeter

Patricia Trompeter

Chief Executive Officer

Dated: June 4, 2021